Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 1

Dated as of June 6, 2017

to

CREDIT AGREEMENT

Dated as of May 11, 2015

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of June 6, 2017 by and among Moody’s Corporation, a Delaware corporation (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of May 11, 2015 by and among the Company, the Borrowing Subsidiaries party thereto from time to time, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;

WHEREAS, the Company, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.        Amendments to the Credit Agreement. Effective as of the Amendment No. 1 Effective Date (as defined below), the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a)       Section 1.01 of the Credit Agreement is hereby amended to add the following definitions thereto in the appropriate alphabetical order and, where applicable, replace the corresponding previously existing definitions:

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan, or with respect to the facility fees payable pursuant to Section 2.11, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Facility Fee Rate”, as the case may be, based upon the ratings by S&P and Fitch, respectively, applicable on such date to the Index Debt:

Pricing Level	Index Debt Ratings (S&P/Fitch)	Facility Fee Rate	Eurocurrency Spread	ABR Spread
Level 1:	A/A or higher	0.08%	0.795%	0%
Level 2:	A-/A-	0.10%	0.90%	0%
Level 3:	BBB+/BBB+	0.125%	1.00%	0%
Level 4:	BBB/BBB	0.15%	1.10%	0.10%
Level 5:	BBB-/BBB- or lower	0.175%	1.325%	0.325%

For purposes of the foregoing, (i) if neither S&P nor Fitch shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then Pricing Level 5 shall be in effect; (ii) if only one of S&P or Fitch provides a rating for the Index Debt, the Pricing Level corresponding to such rating shall be in effect; (iii) if the ratings established or deemed to have been established by S&P and Fitch for the Index Debt shall fall within different Pricing Levels, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Pricing Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Pricing Level next below that of the higher of the two ratings; and (iv) if the ratings established or deemed to have been established by S&P and Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Fitch shall change, or if both such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Fitch” means Fitch Ratings.

“Granting Lender” has the meaning assigned to such term in Section 10.04(e).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other person or entity or subject to any other credit enhancement.

“Loan Documents” means this Agreement and any Notes entered into in connection herewith.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Target Acquisition Closing Date” means the “Completion Date” under (and as defined in) that certain Securities Purchase Agreement, dated May 15, 2017, by and between the sellers identified therein, the Buyer (as defined therein) and the Company relating to the Securities in Yellow Maple I B.V., Yellow Maple Syrup I B.V. and Yellow Maple Syrup II B.V.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)        The definition of “Defaulting Lender” appearing in Section 1.01 of the Credit Agreement is hereby amended to replace the reference to “subject of a Bankruptcy Event” appearing therein with “subject of (1) a Bankruptcy Event or (2) a Bail-In Action”.

(c)        The definition of “Parent” appearing in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(d)        Section 2.21 of the Credit Agreement is hereby amended to insert the words “or a Bail-In Action” immediately after the words “a Bankruptcy Event” appearing therein.

(e)        Section 3.03 of the Credit Agreement is hereby amended to restate clause (b) thereof in its entirety as follows:

“(b) will not violate (i) any applicable law or regulation, except, in the case of this clause (i), for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) any order of any Governmental Authority, except, in the case of this clause (iii), for such violations which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,”

(f)        Section 3.10 of the Credit Agreement is hereby amended to restate the first sentence thereof in its entirety as follows:

“No ERISA Event has occurred or is reasonably expected to occur prior to the Maturity Date that, when taken together with all other such ERISA Events for which the Company and any ERISA Affiliate has, or is reasonably expected to have, any liability, could reasonably be expected to result in a Material Adverse Effect.”

(g)        Article 3 of the Credit Agreement is hereby amended to insert a new Section 3.16 thereto immediately following existing Section 3.15 thereof as set forth below:

“Section 3.16     EEA Financial Institution. No Borrower is a EEA Financial Institution.”

(h)        Section 5.01(a) of the Credit Agreement is hereby amended to restate the parenthetical set forth therein in its entirety as follows:

“(without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit; provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related solely from the classification of the Loans hereunder as short-term indebtedness during the twelve-month period prior to the Maturity Date hereunder)”

(i)        Section 5.01 of the Credit Agreement is hereby further amended to (1) delete the “and” at the end of clause (e) thereof, (1) re-designate existing clause (f) thereof as clause (g) and (3) insert a new clause (f) therein immediately following clause (e) thereof as follows:

“(f)    promptly after S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and”

(j)        Section 5.01 of the Credit Agreement is hereby further amended to insert a new sentence at the end of the last paragraph thereof as follows:

“The Company hereby acknowledges that the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Company Materials”) by posting the Company Materials on the Platform.”

(k)        Section 6.05 of the Credit Agreement is hereby restated in its entirety as follows:

“Section 6.05. Total Debt to EBITDA Ratio. The Total Debt to EBITDA Ratio will not exceed 4.0 to 1.0 as of the end of any fiscal quarter; provided that, solely to the extent the Target Acquisition Closing Date occurs, the Total Debt to EBITDA Ratio will not exceed 4.5 to 1.0 as of the end of the first three consecutive fiscal quarters immediately following the Target Acquisition Closing Date and shall not exceed 4.0 to 1.0 as of the fourth fiscal quarter immediately following the Target Acquisition Closing Date and each fiscal quarter thereafter.”

(l)        Article 7 of the Credit Agreement is hereby amended to restate clause (l) thereof in its entirety as follows:

“(l)        an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;”.

(m)        Article 8 of the Credit Agreement is hereby amended to restate the seventh paragraph thereof in its entirety as set forth below.

“Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further acknowledges that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any amendment thereof or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.”

(n)        Article 10 of the Credit Agreement is hereby amended to insert a new Section 10.18 thereto immediately following existing Section 10.17 thereof as set forth below:

“Section 10.18    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)        a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

2.        Conditions of Effectiveness. The effectiveness of this Amendment (the “Amendment No. 1 Effective Date”) is subject to the following conditions precedent:

(a)        The Administrative Agent shall have received counterparts of this Amendment duly executed by the Company, each of the Lenders and the Issuing Banks.

(b)        The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the Loan Documents to the extent invoiced at least one (1) Business Day prior to the Amendment No. 1 Effective Date.

3.        Representations and Warranties of the Company.     The Company hereby represents and warrants as follows:

(a)        This Amendment and the Credit Agreement as modified hereby constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)        As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing, and (ii) the representations and warranties of the Company set forth in the Credit Agreement (other than the representations and warranties set forth in Section 3.04(b) of the Credit Agreement) are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect is true and correct in all respects) (except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date).

4.        Reference to and Effect on the Credit Agreement.

(a)        Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)        Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)        Except with respect to the subject matter hereof, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)        This Amendment is a Loan Document.

5.        Governing Law.   This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.        Headings.     Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.        Counterparts.   This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

MOODY’S CORPORATION, as the Company

By: /s/ John J. Goggins
Name: John J. Goggins Title: Executive Vice President and General Counsel

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent

By: /s/ Philip Mousin
Name: Philip Mousin
Title: Executive Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

BANK OF AMERICA, N.A., individually as a Lender and as an Issuing Bank

By: /s/ John Falke
Name: John Falke
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

CITIBANK, N.A., individually as a Lender and as an Issuing Bank

By: /s/ Carolyn Kee
Name: Carolyn Kee
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

BARCLAYS BANK PLC, as a Lender

By: /s/ Ben Musto
Name: Ben Musto
Title: AVP, Debt Finance
Executed in London

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By: /s/ Suzanne Ley
Name: Suzanne Ley
Title: Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

TD BANK, N.A., as a Lender

By: /s/ Shreya Shah Name: Shreya Shah Title: Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By: /s/ Raymond Qiao
Name: Raymond Qiao
Title: Managing Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

CITIZENS BANK, N.A., as a Lender

By: /s/ Barrett D. Bencivenga
Name: Barrett D. Bencivenga
Title: Managing Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

FIFTH THIRD BANK, as a Lender

By: /s/ Valerie Schanzer
Name: Valerie Schanzer
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

LLOYDS BANK plc, as a Lender

By: /s/ Erin Walsh
Name: Erin Walsh
Title: Assistant Vice President

By: /s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Cheryl L. Sekeksky
Name: Cheryl L. Sekeksky
Title: Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Laura Gimena
Name: Laura Gimena
Title: Director

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Eugene Butera
Name: Eugene Butera
Title: Assistant Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Coleen Letke
Name: Coleen Letke
Title: Senior Vice President

Signature Page to Amendment No. 1 to

Credit Agreement dated as of May 11, 2015

Moody’s Corporation